                                                                    EXHIBIT 23.4

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

We have issued our report dated January 23, 1997, accompanying the consolidated financial statements of Central and Southern Holding Company for the year ended December 31, 1996, included in Form 10-K for Premier Bancshares, Inc. for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of Premier Bancshares, Inc. (post effective Amendment No. 1 to Form S-3D, File No. 333-60245) pertaining to the Dividend Reinvestment and Stock Purchase Plan of Premier Bancshares, Inc.


                                     /s/ PORTER KEADLE MOORE, LLP


Atlanta, Georgia
April 16, 1999